EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
netGuru, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-29747, 333-72095, 333-84184 and 333-111017) on Form S-8 and in the
Registration Statements (Nos. 333-112181, 333-109517, 333-100651, 333-51406,
333-40564, 333-94921, 333-88887 and 333-84940) on Form S-3 of netGuru, Inc. of
our report dated June 16, 2004, except as to notes 10, 11 and 13, which are as of March 11, 2005, relating to the consolidated balance sheet of netGuru, Inc. and subsidiaries as of March 31, 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for each of the years in the two-year period ended March 31, 2004, which report appears in the Form 8-K of netGuru, Inc. filed on April 29, 2005.

Our report, contains an explanatory paragraph indicating that effective April 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets."

/s/ KPMG LLP

Costa Mesa, California
April 29, 2005